September 18, 2026 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE

Washington, DC 20549

Re: Gold.com, Inc.

File No. 001-36347

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Gold.com, Inc. dated September 18, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP